Exhibit 99.1

FIRST AMENDMENT TO SETTLEMENT AGREEMENT dated as of January 12, 2010 (this "Amendment") between and among Crown Finance Foundation, a foundation organized under the laws of Lichtenstein, CTF Holdings Limited, a company organized under the laws of Gibraltar, Altimo Holdings & Investments Ltd., a company organized under the laws of the British Virgin Islands, Eco Telecom Limited, a company organized under the laws of Gibraltar, Rightmarch Limited, a company organized under the laws of Cyprus, Alpren Limited, a company organized under the laws of Cyprus, Hardlake Limited, a company organized under the laws of Cyprus, and Storm LLC, a limited liability company organized under the laws of Ukraine (collectively, the "Alfa Parties" and each, individually, an "Alfa Party"), and Telenor Mobile Communications AS, a company organized under the laws of Norway, Telenor East Invest AS, a company organized under the laws of Norway, and Telenor Consult AS, a company organized under the laws of Norway (collectively, the "Telenor Parties" and each, individually, a "Telenor Party" and, together with the Alfa Parties, collectively, the "Parties" and, each, individually, a "Party").

WITNESSETH

WHEREAS, the Parties have entered into the Settlement Agreement dated as of October 4, 2009 (the "Agreement"); and

WHEREAS, following receipt of responses to submissions filed with certain courts pursuant to the Agreement, the Parties have determined that it is advisable to amend certain provisions of the Agreement to reflect such responses;

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree, in accordance with Section 10 of the Agreement, as follows:

1.       Telenor Mobile Communications AS v. Storm LLC, et al., 07-4974-CV (L); 08-6184-CV (CON); 08-6188-CV (CON) (the "Appeal").

(a)       Notwithstanding the Escrow Agent's filing with the United States Court of Appeals for the Second Circuit (the "Court of Appeals") on October 5, 2009 of a stipulation in the form of Exhibit D-1 to the Agreement (the "Appeal Stipulation") requesting the withdrawal from active consideration of appeals by certain of the Alfa Parties, the Court of Appeals rejected the Appeal Stipulation and issued decisions affirming the decisions of the United States District Court for the Southern District of New York (the "District Court") that were the subject of such appeals.  The Parties hereby acknowledge and agree that they will not receive a file-stamped copy of the Appeal Stipulation and do not anticipate any further action occurring with respect to the Appeal prior to the Closing or the earlier termination of the Agreement in accordance with its terms.

(b)       Exhibit G and Exhibit J to the Agreement and all references to Exhibit G and Exhibit J therein are hereby deleted.

2.       Telenor East Invest AS v. Farimex Products, Inc., et al., 08-CV-5623 (PKC) (the "Farimex Case").

(a)       Notwithstanding the Escrow Agent's delivery on October 5, 2009 of a letter to the District Court in the form of Exhibit B-2 to the Agreement (the "Farimex Case Letter") requesting a stay of proceedings in the Farimex Case, the District Court rejected the request contained in the Farimex Case Letter.  The Parties then filed with the District Court a stipulation attached hereto as Exhibit B-3, which shall become new Exhibit B-3 to the Agreement. The Parties hereby acknowledge and agree that they do not anticipate any further action occurring with respect to the Farimex Case prior to the Closing or the earlier termination of the Agreement in accordance with its terms.

(b)       Exhibit E-2 and Exhibit H-3 to the Agreement and all references to Exhibit E-2 and Exhibit H-3 therein are hereby deleted in their entirety.

3.       Telenor Mobile Communications AS v. Storm LLC, et al., 07-CV-06929 (GEL) (the "Storm Case").

(a)       Notwithstanding the Escrow Agent’s delivery on October 5, 2009 of a letter to the District Court in the form of Exhibit B-1 to the Agreement (the "Storm Case Letter") requesting a stay of proceedings in the Storm Case, the District Court rejected the request contained in the Storm Case Letter and, in a telephone call made by the District Court to counsel for the Telenor Parties, stated that the Storm Case was no longer an active case and that the District Court did not intend to take any further action in relation to the Storm Case.  The Parties hereby acknowledge and agree that they will not receive a file-stamped copy of the Storm Case Letter and do not anticipate any further action occurring with respect to the Storm Case prior to the Closing or the earlier termination of the Agreement in accordance with its terms.

(b)       Exhibit E-1 and Exhibit H-2 to the Agreement and all references to Exhibit E-1 and Exhibit H-2 are hereby deleted in their entirety.

4.       Telenor East Invest AS v. Altimo Holdings & Investments Limited, et al., 07-CV-4829 (DC) (the "Securities Case").

(a)       Notwithstanding the Escrow Agent's delivery on October 5, 2009 of a letter to the District Court in the form of Exhibit B-1 to the Agreement (the "Securities Case Letter") requesting a stay of proceedings in the Securities Case, the District Court rejected the request contained in the Securities Case Letter.  The Parties then filed with the District Court a stipulation in substantially in the form attached hereto as Exhibit B-4, which shall become new Exhibit B-4 to the Agreement.  The Parties hereby acknowledge and agree that they will not receive a file-stamped copy of the Securities Case Letter and do not anticipate any further action occurring with respect to the Securities Case prior to the Closing or the earlier termination of the Agreement in accordance with its terms.

(b)       Exhibit H-1 to the Agreement and all references to Exhibit H-1 therein are hereby deleted in their entirety.

5.       Settlement Escrow Agreement

The Parties agree that (a) the Escrow Agent shall not incur any liability under the Settlement Escrow Agreement in respect of the United States Court of Appeals for the Second Circuit and the United States District Court for the Southern District of New York's rejection of any stipulation or letter filed with such Court by the Escrow Agent prior to the date of this Amendment, (b) the Escrow Agent shall be an express third party beneficiary of this Amendment and (c) all references to the Agreement in the Settlement Escrow Agreement shall be references to the Agreement as amended by this Amendment.

6.       Governing Law.

This Amendment, and any dispute, controversy or claim arising out of, relating to or in connection with this Amendment, or for the breach or alleged breach thereof, whether in contract, in tort or otherwise, shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any conflicts of laws or other principles thereof that would result in the application of the laws of another jurisdiction.

7.       Full Force and Effect.

The Agreement, as amended by this Amendment, remains in full force and effect notwithstanding the execution by the Parties of this Amendment.

8.       Defined Terms.

All capitalized terms used herein without definition shall have the meanings assigned to such terms in the Agreement.

9.       Incorporation by Reference.

The provisions of Sections 8 through 17 (inclusive) of the Agreement shall be incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this First Amendment to Settlement Agreement as of date first above written.

The Alfa Parties

Crown Finance Foundation

By	/s/ Franz Wolf
Name: Franz Wolf
Title: Power of Attorney dated 29 September 2009

CTF Holdings Limited

By	/s/ Franz Wolf
Name: Franz Wolf
Title: Director

Altimo Holdings & Investments Ltd.

By	/s/ Franz Wolf
Name: Franz Wolf
Title: Director

Eco Telecom Limited

By	/s/ Franz Wolf
Name: Franz Wolf
Title: Director

Rightmarch Limited

By	/s/ Dmitry Egorov
Name: Dmitry Egorov
Title: Attorney

Alpren Limited

By	/s/ Dmitry Egorov
Name: Dmitry Egorov
Title: Attorney

Hardlake Limited

By	/s/ Dmitry Egorov
Name: Dmitry Egorov
Title: Attorney

Storm LLC

By	/s/ Dmitry Egorov
Name: Dmitry Egorov
Title: Representative under Power of Attorney

The Telenor Parties

Telenor East Invest AS

By	/s/ Bjørn Hogstad
Name: Bjørn Hogstad
Title: Authorized Signatory

Telenor Mobile Communications AS

By	/s/ Bjørn Hogstad
Name: Bjørn Hogstad
Title: Authorized Signatory

Telenor Consult AS

By	/s/ Bjørn Hogstad
Name: Bjørn Hogstad
Title: Authorized Signatory

Exhibit B-3

[REQUEST FOR STIPULATION AND ORDER DISMISSING ACTION
WITHOUT PREJUDICE AND WITH RIGHT TO RESTORE:
Telenor East Invest AS v. Farimex Products, Inc. (09-CV-5623-PKC)]

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

TELENOR EAST INVEST AS,	08 Civ. 5623 (PKC)

Plaintiff,	ECF Case

-against-

FARIMEX PRODUCTS, INC.,

Defendant.

STIPULATION AND ORDER DISMISSING ACTION
WITHOUT PREJUDICE AND WITH RIGHT TO RESTORE

IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned attorneys of record for all parties herein, that the above-entitled case (the “Action”) be, and it hereby is, dismissed without prejudice and without costs to any party as against any other, pursuant to Federal Rule of Civil Procedure 41(a), provided, however, that either party has the right to restore the Action to the Court’s docket in its status as of the date of this stipulation, including the rights of the parties to pursue all the claims and remedies sought in the Action, if the Closing of the Transaction (as such terms are defined in the parties’ joint letter to the Court dated October 5, 2009) does not occur within one year of the date of this stipulation.
IT IS FURTHER STIPULATED AND AGREED that, upon the Closing, a stipulation pursuant to Fed. R. Civ. P. 41(a), in the form previously agreed by the parties, providing for dismissal of the Action with prejudice and without costs, will be filed with the Court.

Dated:	New York, New York
October 15, 2009

ORRICK, HERRINGTON & SUTCLIFFE LLP

By:
Robert L. Sills
666 Fifth Avenue
New York, NY 10103
Telephone: (212) 506-5000
Facsimile: (212) 506-5151

Exhibit B-3 to Settlement Agreement

Attorneys for Plaintiff
Telenor East Invest AS

ANDERSON KILL & OLICK, P.C.

By:
Michael J. Lane
1251 Avenue of the Americas
New York, NY 10020
Telephone: (212) 278-1000
Facsimile: (212) 278-1733

Attorneys for Defendant
Farimex Products, Inc.

SO ORDERED:

Hon. P. Kevin Castel, U.S.D.J.

Exhibit B-3 to Settlement Agreement

Exhibit B-4

[REQUEST FOR STIPULATION AND ORDER DISMISSING ACTION
WITHOUT PREJUDICE AND WITH RIGHT TO RESTORE:
Telenor East Invest AS v. Altimo Holdings & Investments Ltd. et al. (07-CV-4829-DC)]

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

TELENOR EAST INVEST AS,
STIPULATION DISMISSING
Plaintiff,	PROCEEDINGS
07-CV-4829 (DC)(DCF)
-against-	ECF CASE

ALTIMO HOLDINGS & INVESTMENTS LIMITED, ECO TELECOM LIMITED, CTF HOLDINGS LIMITED, CROWN FINANCE FOUNDATION and RIGHTMARCH LIMITED,

Defendant.

STIPULATION AND ORDER DISMISSING ACTION
WITHOUT PREJUDICE AND WITH RIGHT TO RESTORE

IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned attorneys of record for all parties herein, that the above-entitled case (the “Action”) be, and it hereby is, dismissed without prejudice and without costs to any party as against any other, pursuant to Federal Rule of Civil Procedure 41(a), provided, however, that either party has the right to restore the Action to the Court’s docket in its status as of the date of this stipulation, including the rights of the parties to pursue all the claims and remedies sought in the Action, if the Closing of the Transaction (as such terms are defined in the parties’ joint letter to the Court dated October 5, 2009) does not occur within one year of the date of this stipulation.
IT IS FURTHER STIPULATED AND AGREED that, upon the Closing, a stipulation pursuant to Fed. R. Civ. P. 41(a), in the form previously agreed by the parties, providing for dismissal of the Action with prejudice and without costs, will be filed with the Court.

Dated:	New York, New York
October 15, 2009

Exhibit B-4 to Settlement Agreement

ORRICK, HERRINGTON & SUTCLIFFE LLP

By:
Robert L. Sills
666 Fifth Avenue
New York, NY 10103
Telephone: (212) 506-5000
Facsimile: (212) 506-5151

Attorneys for Plaintiff
Telenor East Invest AS

CRAVATH, SWAINE & MOORE LLP

By:
Ronald S. Rolfe
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475
Telephone: (212) 474-1000
Facsimile: (212) 474-3700

Attorneys for Defendants Altimo Holdings &
Investments Limited, Crown Finance Foundation
and Rightmarch Limited

LOVELLS LLP

By:
Edward T. Schorr
590 Madison Avenue
New York, NY 10022
Telephone: (212) 909-0628
Facsimile: (212) 909-0660

Attorneys for Defendants Eco Telecom Limited
and CTF Holdings Limited

SO ORDERED:

Hon. Denny Chin, U.S.D.J.

Exhibit B-4 to Settlement Agreement